UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------

                                    FORM 8-K

                                     ------

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 30, 2006

                                     ------

                                  eGames, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                     ------

        Pennsylvania                  0-27102                  23-2694937
(State or Other Jurisdiction    (Commission File No.)        (IRS Employer
     of Incorporation)                                     Identification No.)


      2000 Cabot Blvd. West, Suite 110
          Langhorne, Pennsylvania                              19047
   (Address of Principal Executive Offices)                  (Zip Code)

                                 (215) 750-6606
              (Registrant's Telephone Number, Including Area Code)

                                     ------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange
       Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

      On October 30, 2006, eGames, Inc. announced plans to deregister the Company's common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. Once the Company deregisters its common stock, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB, and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC's proxy rules.

      A copy of the Company's press release making this announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1     Press Release of eGames, Inc. dated October 30, 2006



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        EGAMES, INC.


Date: October 30, 2006                  By:/s/ Thomas W. Murphy
                                           --------------------
                                           Thomas W. Murphy
                                           Vice President and
                                           Chief Financial Officer

                                                                EXHIBIT 99.1

eGames, Inc. Announces Plans to Voluntarily File for Deregistration With SEC


Langhorne, Pa., October 30, 2006 (PRIMEZONE) - eGames, Inc. (OTCBB: EGAM), a publisher of consumer entertainment PC software games, announced today that it intends to voluntarily deregister its common stock on or about November 13, 2006. eGames intends to suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission. It is eligible to voluntarily deregister because it has fewer than 300 shareholders of record.

Upon the filing of the Form 15, eGames' obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K, will immediately be suspended. eGames expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC. The Company anticipates that its common stock will no longer be quoted on the Over-the-Counter Bulletin Board, and expects that, following deregistration with the SEC, its common stock will be quoted on the Pink Sheets(R), an electronic quotation service for over-the-counter securities. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com. The Company intends to provide to the public information for market makers to be able to quote the Company's common stock on the Pink Sheets, but the Company can give no assurances that any broker will make a market in the Company's common stock.

"The Board of Directors made this decision based on several factors, including the costs of preparing and filing periodic reports with the SEC; the elimination of the substantial legal, audit and other costs associated with being a reporting company; the limited nature and extent of current trading in the Company's common stock; and the lack of analysts' coverage and minimal liquidity for the Company's common stock," stated Gerald W. Klein, President and CEO of eGames, Inc. "Many small public companies are choosing to deregister because of these same concerns."

"Our Board of Directors determined that the increasing financial cost and commitment of management's time to ongoing SEC reporting and complying with the many new regulations that have been adopted is not justified in our circumstances," continued Mr. Klein. "We believe that freeing up these resources will create value for our shareholders by allowing us to better execute tactical and strategic plans, and improve our long term financial strength."


About eGames, Inc.
------------------

eGames, Inc., headquartered in Langhorne, Pennsylvania, publishes and markets a diversified line of interactive entertainment titles which now include the eGames(TM), Cinemaware(R) and Cinemaware Marquee(TM) brands. Additional information regarding eGames, Inc. can be found at www.egames.com.

Forward-Looking Statement Safe Harbor:
--------------------------------------

This press release contains certain forward-looking statements, including without limitation, statements regarding the Company's plan to file a Form 15 to deregister its shares of common stock, the Company's expectations that its shares will no longer be quoted on the Over-the-Counter Bulletin Board and may then be quoted on the Pink Sheets, and the Company's expectation that it will provide to the public information for market makers to be able to quote the Company's common stock on the Pink Sheets. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, the risks and uncertainties discussed under the heading "Liquidity Risk" in Management's Discussion and Analysis and "Factors Affecting Future Performance" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 as filed with the Securities and Exchange Commission.

Contact:
--------
         eGames, Inc.
         Jerry Klein, President & CEO
         (215) 750-6606 (Ext. 118)
         Tom Murphy, Vice President & CFO
         (215) 750-6606 (Ext. 113)